EXHIBIT 99.1
Houston, Texas
August 1, 2012

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., announced today that the Company earned net income of $51.7 million or $0.79 per diluted share, on revenues of $178.6 million for the quarter ended June 30, 2012 compared to net income of $59.5 million or $0.90 per diluted share on revenues of $171.6 million for the quarter ended March 31, 2012 and compared to net income of $75.3 million or $1.15 per diluted share, on revenues of $162.1 million for the quarter ended June 30, 2011. For the nine months ended June 30, 2012, the Company earned net income of $176.6 million or $2.69 per diluted share, on revenues of $534.9 million compared to net income of $198.7 million or $3.04 per diluted share, on revenues of $467.5 million for the nine months ended June 30, 2011.

	FOR THE THREE MONTHS ENDED
		(In thousands)
	June 30, 2012	March 31, 2012	June 30, 2011

Revenues	$178,603	$171,621	$162,147
Income before Income Taxes	61,990	63,492	87,203
Provision for Income Taxes	(10,279)	(4,026)	(11,918)
Net Income	$51,711	$59,466	$75,285

Earnings per Common Share -
Basic	0.79	0.91	1.16
Diluted	0.79	0.90	1.15

Weighted Average Shares
Outstanding -
Basic	65,362	65,276	64,820
Diluted	65,823	65,781	65,470

	FOR THE NINE MONTHS ENDED
		(In thousands)
	June 30, 2012		June 30, 2011

Revenues	$534,896		$467,518
Income before Income Taxes	203,413		240,929
Provision for Income Taxes	(26,768)		(42,182)
Net Income	$176,645		$198,747

Earnings per Common Share -
Basic	2.71		3.07
Diluted	2.69		3.04

Weighted Average Shares
Outstanding -
Basic	65,221		64,689
Diluted	65,715		65,355

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011

REVENUES:
Contract drilling	$178,603	$162,147	$534,896	$467,518

COSTS AND EXPENSES:
Contract drilling	87,374	53,004	245,060	161,750
Depreciation	15,650	10,395	46,419	27,991
General and administrative	11,856	9,742	37,502	34,480
Other, net	274	—	1,137	(77)
	115,154	73,141	330,118	224,144
OPERATING INCOME	63,449	89,006	204,778	243,374

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(1,517)	(1,900)	(1,623)	(3,037)
Interest Income	58	97	258	592
	(1,459)	(1,803)	(1,365)	(2,445)
INCOME BEFORE INCOME TAXES	61,990	87,203	203,413	240,929
PROVISION FOR INCOME TAXES	10,279	11,918	26,768	42,182
NET INCOME	$51,711	$75,285	$176,645	$198,747

EARNINGS PER COMMON SHARE:
Basic	0.79	1.16	2.71	3.07
Diluted	0.79	1.15	2.69	3.04
AVERAGE COMMON SHARES OUTSTANDING:
Basic	65,362	64,820	65,221	64,689
Diluted	65,823	65,470	65,715	65,355

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS
(Unaudited)

	REVENUES (In millions)
	Three Months Ended			Nine Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Atwood Osprey	$45.0	$38.5	$16.2	$124.3	$16.2
Atwood Eagle	31.6	35.1	39.6	102.2	104.6
Atwood Falcon	18.3	14.1	39.0	62.8	118.5
Atwood Hunter	48.2	50.6	40.4	143.5	140.2
Atwood Beacon	10.8	11.5	12.2	33.8	34.1
Atwood Aurora	14.9	13.0	6.1	40.6	28.5
Vicksburg	8.3	8.8	8.8	26.2	25.6
Other	1.5	—	(0.2)	1.5	(0.2)
	$178.6	$171.6	$162.1	$534.9	$467.5

	CONTRACT DRILLING COSTS (In millions)
	Three Months Ended			Nine Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Atwood Osprey	$16.1	$16.3	$6.5	$48.2	$8.4
Atwood Eagle	14.9	14.6	16.7	47.7	49.4
Atwood Falcon	21.0	12.2	7.9	41.4	23.0
Atwood Hunter	11.7	13.6	7.1	37.6	26.0
Atwood Beacon	7.6	8.5	7.2	23.5	23.6
Atwood Aurora	7.4	8.4	3.7	24.6	14.6
Vicksburg	4.8	5.1	3.7	15.2	11.9
Other	3.9	0.6	0.2	6.9	4.9
	$87.4	$79.3	$53.0	$245.1	$161.8

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2012	September 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,980	$295,002
Accounts receivable, net of allowance for doubtful accounts	84,380	87,173
Income tax receivable	4,741	5,631
Inventories of materials and supplies	72,848	58,263
Prepaid expenses and deferred costs	9,608	14,862
Total current assets	250,557	460,931
PROPERTY AND EQUIPMENT, net	2,372,446	1,887,321
LONG TERM ASSETS:
Other receivables	11,875	11,875
Deferred costs and other assets	29,367	15,264
Total long-term assets	41,242	27,139
Total assets	$2,664,245	$2,375,391
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$72,094	$113,021
Accrued liabilities	33,549	30,680
Notes payable	—	5,461
Income tax payable	3,602	8,461
Deferred credits	26,473	1,700
Total current liabilities	135,718	159,323
LONG TERM LIABILITIES:
Long-term debt	655,000	520,000
Deferred income taxes	9,267	9,780
Deferred credits	6,686	7,910
Other	18,287	25,591
Total long-term liabilities	689,240	563,281
COMMITMENTS AND CONTINGENCIES (SEE NOTE 10)
SHAREHOLDERS' EQUITY:
Preferred stock, no par value;
1,000 shares authorized, none outstanding	—	—
Common Stock, $1 par value;
90,000 shares authorized with 65,363 and 64,960 issued and outstanding at June 30, 2012 and September 30, 2011, respectively	65,363	64,960
Paid-in capital	155,652	145,084
Retained earnings	1,620,915	1,444,270
Accumulated other comprehensive loss	(2,643)	(1,527)
Total shareholders' equity	1,839,287	1,652,787
Total liabilities and shareholders' equity	$2,664,245	$2,375,391

Atwood Oceanics, Inc. is an international offshore drilling contractor engaged in the drilling and completion of exploratory and developmental oil and gas wells. The company currently owns 10 mobile offshore drilling units and is constructing two ultra-deepwater drillships and three high-specification jackups for deliveries in 2012, 2013 and 2014. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

Contact: Mark L. Mey
(281) 749-7902